UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                 WASHINGTON, D.C. 20549

                        FORM 8-K

                      Current Report
                       Pursuant to
                    Section 13 or 15(d) of
             The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  April 15,
1997

              ALLMERICA FINANCIAL CORPORATION
  (Exact name of Registrant as specified in its charter)


        Delaware            1-13754              04-3263626
(State or other jurisdic-(Commission File   (I.R.S. Employer
tion of Incorporation)       Number)            I.D. Number)




      440 Lincoln Street, Worcester, Massachusetts 01653
           (Address of Principal Executive Offices)
                          (Zip Code)

                       (508) 855-1000
      (Registrant's Telephone Number including area code)


                      Page 1 of 5 pages
                    Exhibit Index on page 4










Item 5.  Other Events.

On April 15, 1997, Allmerica Financial Corporation announced that it has entered into an agreement in principle to cede its individual disability insurance business under a 100% coinsurance arrangement with Metropolitan Life Insurance Company. The transaction is subject to the negotiation of definitive agreements and regulatory approvals and is expected to occur on or before October 1, 1997. Allmerica Financial Corporation has recognized an after-tax charge of $35 million, or $0.70 per share, in the first quarter as a result of the cession of the disability income block. A copy of the press release is attached as Exhibit 1 and is incorporated by reference herein.

Item 7.  Financial Statements and Exhibits.

Exhibit 1           Press Release dated April 15, 1997,
                    announcing Allmerica Financial
                    Corporation's agreement in principle to
                    cede its individual disability insurance business to Metropolitan Life Insurance Company.

SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            ALLMERICA FINANCIAL
                            CORPORATION



                        By:  /s/ Edward J. Parry, III
                             Edward J. Parry, III
                             Vice President, Chief Financial
                             Officer, Principal Accounting
                             Officer


Date:  April 16, 1997

Exhibit Index

Exhibit 1    Press Release dated April 15, 1997, announcing
Allmerica Financial Corporation's agreement in principle to cede its individual disability insurance business to Metropolitan Life Insurance Company.

ALLMERICA FINANCIAL AGREES TO REINSURE INDIVIDUAL DISABILITY
INSURANCE BLOCK WITH METROPOLITAN LIFE

WORCESTER, Mass. April 15, 1997-- Allmerica Financial
Corporation (NYSE:AFC) today announced it has reached an agreement in principle to transfer Allmerica's individual disability income business to Metropolitan Life Insurance
Company by October 1997.

Under the agreement, MetLife will provide administrative services and assume liability, under a 100 percent coinsurance arrangement, for Allmerica's $33 million premium in force individual disability income line. In exchange, Allmerica will transfer to MetLife approximately $200 million in statutory reserves and ceding commissions.

Allmerica Financial said it will take an after-tax charge of $35 million, or $0.70 per share to net income in the first quarter of 1997 related to the disposal of the disability income block. The charge reflects the difference in accounting between statutory and GAAP (generally accepted accounting principles) reserves, and the write-off of deferred acquisition costs related to the line.

"Individual disability is not a strategic product for our Retail Financial Services segment, and, with this arrangement, retail can focus more fully on its strong-growth, variable product lines," said Edward J. Parry III, vice president and chief financial officer of Allmerica
Financial. "We are pleased that MetLife has agreed to assume this business, so that policyholders can be assured of ongoing sound administration and benefits."

The transaction is subject to the negotiation of definitive agreements and regulatory approvals.

Allmerica Financial Corporation is the holding company for a diversified group of insurance and financial services companies headquartered in Worcester, Mass.


Contacts
Investors                               Media
Jean Peters                             Michael F. Buckley
Vice President - Investor Relations     Director - Public
                                        Information
(508) 855-3599                         (508) 855-3099